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                                                                   EXHIBIT 10.yy

                      SIXTH AMENDMENT TO HUFFY CORPORATION
                          1998 KEY EMPLOYEE STOCK PLAN

This Sixth Amendment is made and effective as of February 10, 2004, to the 1998 Key Employee Stock Plan (the "Plan"), under the following circumstances:

The Company desires to amend the Plan and the amendment with respect to Section 21(a) of the Plan was approved and adopted by the Compensation Committee of the Board of Directors and the Board of Directors of the Company.

NOW, THEREFORE, the Plan shall be amended as follows:

1. Definitions. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. Amendment to Section 21(a). The first sentence of Section 21(a) of the Plan is hereby amended in its entirety to read as set forth below:

          "(a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions on the offer and sale of Restricted Shares, including the number of shares of Common Stock offered, the purchase price, the portion of future bonuses to be set off against such purchase price (as provided in Section 21(c) of this Plan), and the Restricted Period (as defined in Section 25(a) of this Plan); provided that in no event shall the Committee (i) offer for sale more than one half of the shares of Common Stock authorized to be issued pursuant to Section 5(a) of this Plan as Restricted Shares under this Plan or (ii) permit the vesting of any such Restricted Shares to be less than six months from the date of grant."

3. Effective Date and Affirmation. This Amendment shall be effective as of February 10, 2004. Except as amended hereby and the First, Second, Third, Fourth and Fifth Amendments, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Sixth Amendment has been executed as of February 10, 2004.

                                        HUFFY CORPORATION

                                        /s/ Nancy A. Michaud
                                        ------------------------------------
                                        Nancy A. Michaud
                                        Vice President - General Counsel
                                        and Secretary